Exhibit 10.3

FORM OF

RESTRICTED STOCK UNIT AGREEMENT

This Restricted Stock Unit Agreement (this “Agreement”), entered into as of _________, 2015, sets forth the terms and conditions of an award (this “Award”) of restricted stock units (“Units”) granted by The Best One, Inc., a Florida corporation (the “Company”), to ____________ (the “Recipient”).

WHEREAS, the Company has employed the Recipient to perform specialized services for the Company pursuant to that certain Agreement by and between Company and Recipient dated _______________, 2014;

WHEREAS, the Company granted the Recipient the Award of Units on _________________, 2014 (the “Grant Date”) on the terms and conditions agreed to as follows:

1. Award. On the Grant Date, the Recipient was granted _______ Units. Any certificates issued upon vesting of the Units shall contain an appropriate restrictive legend.

2. Vesting. The Units shall vest quarterly in equal increments with the first vesting date being three months from the Grant Date, subject to the Recipient continuing to perform services for the Company on each applicable vesting date. Vested Units shall be paid out in the form of shares of the Company’s common stock (“Common Stock”) with delivery of the Common Stock to take place on the Second Anniversary of the Grant Date (the “Delivery Date”). The Company will issue to the Recipient, in settlement of the Units and subject to the provisions of Section 7 below, the number of whole shares of Common Stock that equals the number of whole Units that become vested (less any shares of Common Stock withheld to satisfy applicable tax withholding requirements), and the vested Units will cease to be outstanding upon your receipt of such shares of Common Stock. No fractional shares will be issued in settlement of Units. The Units shall fully vest upon a Change of Control (which means a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company within the meaning of Treasury Regulation Section 1.409A-3(i)(5), as may be amended from time to time). Provided, however, the proposed merger with Tiger Media, Inc. shall not be deemed to be a Change of Control as long as Tiger Media, Inc. assumes the Units and the obligations under this Agreement. Termination of this Agreement and/or the Recipient continuing to no longer perform services for the Company shall not affect the Company’s obligation to deliver vested Units to the Recipient in the form of Common Stock. Common Stock deliverable as part of the vested Units shall be delivered to the Recipient upon the earlier of: (i) the Delivery Date; (ii) termination of this Agreement and/or the Recipient continuing to no longer perform services for the Company; or (iii) a Change of Control of the Company.

3. Rights. Except as provided in Section 18, the Recipient will receive no benefit or adjustment to the Units with respect to any cash or stock dividend, or other distributions. Further,

the Recipient will have no voting rights with respect to the Units until the shares of Common Stock are issued.

4. Restriction on Transfer. The Recipient shall not sell, transfer, pledge, hypothecate or otherwise dispose of any Units prior to the applicable vesting date.

5. Reservation of Right to Terminate Relationship. Nothing contained in this Agreement shall restrict the right of the Company to terminate the relationship of the Recipient at any time, with or without cause.

6. Securities. In order to enable the Company to comply with the Securities Act of 1933 (the “Securities Act”) and relevant state law, the Company may require the Recipient, the Recipient’s estate, or any permitted transferee as a condition of issuing the Common Stock, to give written assurance satisfactory to the Company that the shares subject to the Units are being acquired for such person’s own account, for investment only, with no view to the distribution of same, and that any subsequent resale of any such shares either shall be made pursuant to a registration statement under the Securities Act and applicable state law which has become effective and is current with regard to the shares being sold, or shall be pursuant to an exemption from registration under the Securities Act and applicable state law.

The Units and the underlying shares of Common Stock are further subject to the requirement that, if at any time the Board shall determine, in its discretion, that the listing, registration, or qualification of the shares of Common Stock underlying the Units upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with the issuance of the Common Stock, the Common Stock will not be issued unless such listing, registration, qualification, consent or approval shall have been effected.

7. Tax Withholding. The Recipient acknowledges and agrees that the Company may require the Recipient to pay, or may withhold from sums owed by the Company to the Recipient, any amount necessary to comply with the minimum applicable withholding requirements that the Company deems necessary to comply with any federal, state or local withholding requirements for income and employment tax purposes.

8. No Obligation to Minimize Taxes. The Company has no duty or obligation to minimize the tax consequences of this Award to the Recipient and will not be liable to the Recipient for any adverse tax consequences arising in connection with this Award. The Recipient has been advised to consult with his own personal tax, financial and/or legal advisors regarding the tax consequences of this Award.

9. 409A Compliance. The provisions of this Agreement and the issuance of the shares of Common Stock in respect of the Units is intended to comply with the short-term deferral exception as specified in Treas. Reg. § 1.409A-l(b)(4).

10. Notices and Addresses. All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by FedEx or similar receipted delivery, as follows:

The Recipient:	To the Recipient at the address on the signature page of this Agreement

The Company:	The Best One, Inc. 2650 N. Military Trail, Suite 300 Boca Raton, FL 33431 Attention: Chief Executive Officer

with a copy to:	Michael D. Harris, Esq. Nason, Yeager, Gerson, White & Lioce, P.A. 1645 Palm Beach Lakes Boulevard, Suite 1200 West Palm Beach, Florida 33401

or to such other address as either of them, by notice to the other may designate from time to time.

11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

12. Attorney’s Fees. In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding is commenced to enforce the provisions of this Agreement, the prevailing party shall be entitled to a reasonable attorney’s fee, costs and expenses.

13. Severability. If any term or condition of this Agreement shall be invalid or unenforceable to any extent or in any application, then the remainder of this Agreement, and such term or condition except to such extent or in such application, shall not be affected hereby and each and every term and condition of this Agreement shall be valid and enforced to the fullest extent and in the broadest application permitted by law.

14. Entire Agreement. This Agreement represents the entire agreement and understanding between the parties solely with respect to the Award and supersedes all prior negotiations, understandings, representations (if any), and agreements made by and between the parties. Each party specifically acknowledges, represents and warrants that they have not been induced to sign this Agreement.

15. Governing Law. This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided therein or performance shall be governed or interpreted according to the internal laws of the State of Florida without regard to choice of law considerations.

16. Headings. The headings in this Agreement are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.

17. Arbitration. Any controversy, dispute or claim arising out of or relating to this Agreement, or its interpretation, application, implementation, breach or enforcement which the parties are unable to resolve by mutual agreement, except to the extent a party is seeking equitable relief, shall be settled by submission by either party of the controversy, claim or dispute to binding arbitration in Palm Beach County, Florida (unless the parties agree in writing to a different location), before a single arbitrator in accordance with the rules of the American Arbitration Association then in effect. The decision and award made by the arbitrator shall be final, binding and conclusive on all parties hereto for all purposes, and judgment may be entered thereon in any court having jurisdiction thereof.

18. Adjustments. The number of shares of Common Stock deliverable under this Agreement are subject to adjustment from time to time upon the occurrence of any of the events specified in this Section 18. For the purpose of this Section 18, “Common Stock” means shares now or hereafter authorized of any class of common stock of the Company, however designated, that has the right to participate in any distribution of the assets or earnings of the Company without limit as to per share amount (excluding, and subject to any prior rights of, any class or series of preferred stock).

(a) In case the Company shall (i) pay a dividend or make a distribution in shares of Common Stock to holders of shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of its shares of Common Stock other securities of the Company, then the number and kind of securities issuable on such date, shall be proportionately adjusted so that the Recipient hereafter shall be entitled to receive the aggregate number and kind of shares of Common Stock (or such other securities other than Common Stock) of the Company, the Recipient would have been entitled to receive by virtue of such dividend, distribution, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

(b) In case the Company shall fix a record date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the surviving corporation) of cash, evidences of indebtedness or assets, or subscription rights or warrants, the Recipient shall be entitled to receive such distribution as if he owned shares of Common Stock as of such record date.

(c) Reserved

(d) In the event that at any time, as a result of an adjustment made pursuant to

Section 18(a) above, the Recipient shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, thereafter the number of such other shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Common Stock contained in this Section 18.

(e) If the Company merges or consolidates into or with another corporation or entity, or if another corporation or entity merges into or with the Company (excluding such a merger in which the Company is the surviving or continuing corporation and which does not result in any reclassification, conversion, exchange, or cancellation of the outstanding shares of Common Stock), or if all or substantially all of the assets or business of the Company are sold or transferred to another corporation, entity, or person, then, as a condition to such consolidation, merger, or sale (any a “Transaction”), the Company shall require the surviving entity to assume this Agreement and provide the Recipient with the equivalent number of shares on the same terms and conditions.

(f) In case any event shall occur as to which the other provisions of this Section 18 are not strictly applicable but the failure to make any adjustment would not fairly protect the purchase rights represented by this Agreement in accordance with the essential intent and principles hereof, then, in each such case, the Company shall effect such adjustment, on a basis consistent with the essential intent and principles established in this Section 18, as may be necessary to preserve, without dilution, the rights represented by this Agreement.

(g) Record Date. If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, options or in convertible securities or (B) to subscribe for or purchase shares of Common Stock, options or convertible securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(h) Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 18, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Agreement and prepare a certificate setting forth such adjustment, including a statement of the adjusted number or type of capital stock or other securities deliverable under this Agreement, describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Recipient and to the Company’s Transfer Agent, if any.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered as of the date aforesaid.

WITNESSES:	THE BEST ONE, INC.

By:
Derek Dubner, Chief Executive Officer

RECIPIENT

Address: